Exhibit 10.104

SECURITY AGREEMENT

DATED OCTOBER 26, 2005

between PROCESS SOFTWARE, LLC and FORTRESS CREDIT CORP.

CONTENTS

Clause Page

1.	Interpretation

2.	Secured Liabilities

3.	Creation of Security

4.	Perfection and further assurances

5.	Suretyship Provisions

6.	Representations and warranties

7.	Undertakings

8.	When Security becomes enforceable

9.	Enforcement of security

10.	Application of proceeds

11.	Expenses and indemnity

12.	Delegation

13.	Evidence and calculations

14.	Changes to the parties

15.	Miscellaneous

16.	Severability

17.	Release

18.	Notices

19.	Governing law

20.	Enforcement

Schedule

1.	Commercial Tort Claims

2.	Patents, Trademarks and Copyrights

3.	Contractual Restrictions

4.	Contracts Requiring Consent and Counterparties to Contracts being Assigned

5.	States in which Collateral Consisting of Goods is Located

Signatories

Exhibit

1.	Form of Assignment Notice

2.	Form of Assignment Acknowledgement

3.	Form of Bailee Notice

4.	Form of Bailee Acknowledgement

THIS AGREEMENT is dated October 26, 2005 BETWEEN:

(1)	PROCESS SOFTWARE, LLC. as security provider (the Security Provider); and

(2)	FORTRESS CREDIT CORP., as collateral agent for the Finance Parties party to the Credit Agreement described below (in this capacity the Collateral Agent).

BACKGROUND:

(A)	The Security Provider enters into this Agreement in connection with the Credit Agreement dated August 2, 2005 between Warp Technology Holdings, Inc. as Original Borrower, certain of its Subsidiaries as Guarantors and Fortress Credit Corp. as Original Lender and Agent (as amended, modified or supplemented from time to time, the Credit Agreement).

(B)	Pursuant to Section 2.1 of the Credit Agreement, on August 2, 2005, Fortress Credit Corp. loaned Warp Technology Holdings, Inc. $10,000,000.00. On the date hereof, pursuant to Section 2.1 of the Credit Agreement, Fortess Credit Corp. has made an additional loan of $15,000,000.00 to Warp Technology Holdings, Inc. to allow the Warp Technology Holdings, Inc. to acquire the following companies: David Corporation, Foresight Software, Inc., Process Software, LLC, ProfitKey International, LLC and Tesseract Corporation (the Tranche B Loan).

(C)	It is a condition precedent to the Tranche B Loan that the Security Provider grant Fortress Credit Corp. a security interest in the Collateral (as defined below).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions
In this Agreement:

Assignment Acknowledgement means an acknowledgement from a counterparty to the Collateral Agent and the Security Provider substantially in the form of Exhibit 2 (Form of Assignment Acknowledgement).

Assignment Notice means a notice from the Security Provider to a counterparty substantially in the form of Exhibit 1 (Form of Assignment Notice).

Bailee means any bailee, processor, shipper, warehouseman, agent or other third party at any time having possession of any Collateral.

Bailee Acknowledgement means an acknowledgement from a Bailee to the Collateral Agent and the Security Provider substantially in the form of Exhibit 4 (Form of Bailee Acknowledgement).

Bailee Notice means a notice from the Security Provider to a Bailee substantially in the form of Exhibit 3 (Form of Bailee Notice).

The term Collateral means all personal property, wherever located, in which the Security Provider now has or later acquires any right, title or interest, including all:

(a)	accounts;

(b)	chattel paper (including tangible chattel paper and electronic chattel paper);

(c)	goods (including equipment, inventory and fixtures);

(d)	instruments (including promissory notes);

(e)	investment property;

(f)	documents;

(g)	deposit accounts;

(h)	letter-of-credit rights;

(i)	general intangibles (including payment intangibles and software);

(j)	the commercial tort claims, if any, described in Schedule 1 (Commercial Tort Claims);

(k)	supporting obligations;

(l)	other assets (including inventions, discoveries, trade secrets, intellectual property rights, patents, trademarks, trade names, service marks and copyrights, registrations of and applications relating to any of the foregoing, and all associated goodwill), including the trademarks, patents and copyrights listed on Schedule 2 (Patents, Trademarks and Copyrights), and to the extent not listed above as original Collateral, proceeds and products of, and accessions to, each of the above assets. The term Collateral excludes any property, right or interest in which a security interest may not be granted under applicable law or under enforceable contractual restrictions binding on the Security Provider. A list and description of all contractual restrictions that purport to restrict the granting of a security in specific collateral or categories of collateral is set forth in Schedule 3. The inclusion of any restriction in Schedule 3 does not constitute an agreement or acknowledgement by the Security Provider or any Finance Party that that restriction is enforceable under applicable law.

Control Agreement means an agreement, in form and substance satisfactory to the Collateral Agent, between the Collateral Agent, the Security Provider and any other person the Collateral Agent may require, with the provisions necessary to establish the Collateral Agent’s control of any:

(a)	deposit account;

(b)	investment property;

(c)	letter-of-credit rights; or

(d)	electronic chattel paper.

Event of Default means an event specified as such in Clause 9.1 (Events of Default).

Lien means any security interest, lien, mortgage, pledge, encumbrance, charge, assignment, hypothecation, adverse claim, claim, or restriction on assignment, transfer or pledge or any other arrangement having the effect of conferring security.

Possessory Collateral means all Collateral consisting of:

(a)	certificated securities;

(b)	instruments;

(c)	tangible chattel paper, other than tangible chattel paper that has been legended in compliance with Clause 4.6 (Perfection — special steps for chattel paper); and

(d)	negotiable documents.

Relevant States means each of:

(a)	the state of the Security Provider’s incorporation or organization, or if the Security Provider is incorporated or organized under the laws of a jurisdiction outside the United States, Puerto Rico, the United States Virgin Islands or any territory or possession subject to the jurisdiction of the United States and does not have its chief executive office or sole place of business in any state, then the District of Columbia;

(b)	the state where the Security Provider has its chief executive office or sole place of business; and

(c)	any state in which Collateral consisting of goods is located.

Secured Liabilities means each liability and obligation specified in Clause 2 (Secured Liabilities).

Security means any security interest created by this Agreement.

Security Period means the period beginning on the date of this Agreement and ending on the date on which all the Secured Liabilities have been indefeasibly, unconditionally and irrevocably paid and discharged in full. The Security Period will be extended to take into account any extension or reinstatement of this Agreement under Clause 3.2(b) (General). Furthermore, if the Collateral Agent considers that an amount paid to it or a Finance Party under a Finance Document is capable of being avoided or otherwise set aside on the bankruptcy, liquidation, insolvency or administration of the payer or otherwise then that amount will not be considered to have been irrevocably paid for the purposes of this Agreement.

UCC means the Uniform Commercial Code as in effect on the date of this Agreement in the State of New York.

1.2	Construction

(a)	Any term defined in the UCC and not defined in this Agreement has the meaning given to that term in the UCC.

(b)	Any term defined in the Credit Agreement and not defined in this Agreement or the UCC has the meaning given to that term in the Credit Agreement.

(c)	No reference to proceeds in this Agreement authorizes any sale, transfer or other disposition of Collateral by the Security Provider.

(d)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)	Clause, a Subclause or a Schedule is a reference to a Clause or Subclause of, or a Schedule to, this Agreement;

(iii)	a law is a reference to that law as amended or re-enacted and to any successor law;

(iv)	an agreement is a reference to that agreement as amended;

(v)	fraudulent transfer law means any applicable U.S. Bankruptcy Law or state fraudulent transfer or conveyance statute, and the related case law; and

(vi)	law includes any law, statute, regulation, regulatory requirement, rule, ordinance, ruling, decision, treaty, directive, order, guideline, regulation, policy, writ, judgment, injunction or request of any court or other governmental, inter-governmental or supranational body, officer or official, fiscal or monetary authority, or other ministry or public entity (and their interpretation, administration and application), whether or not having the force of law.

(e)	In this Agreement:

(i)	includes and including are not limiting;

(ii)	or is not exclusive; and

(iii)	the headings are for convenience only, do not constitute part of this Agreement and are not to be used in construing it.

2.	SECURED LIABILITIES

2.1	Secured Liabilities
Each obligation and liability whether:

(a)	present or future, actual, contingent or unliquidated; or

(b)	owed jointly or severally (or in any other capacity whatsoever),

of the Security Provider to any Finance Party under or in connection with each Finance Document is a Secured Liability.

2.2	Specification of Secured Liabilities
The Secured Liabilities include any liability or obligation for:

(a)	repayment of the principal of any Loan;

(b)	payment of interest and any other amount payable under the Credit Agreement;

(c)	payment and performance of all other obligations and liabilities of the Security Provider under the Finance Documents;

(d)	payment of any amount owed under any amendment, modification, renewal, extension or novation of any of the above obligations; and

(e)	payment of an amount which arises after a petition is filed by, or against, the Security Provider under the US Bankruptcy Code of 1978 even if the obligations do not accrue because of the automatic stay under Section 362 of the US Bankruptcy Code of 1978 or otherwise.

3.	CREATION OF SECURITY

3.1	Security Interest

As security for the prompt and complete payment and performance of the Secured Liabilities when due (whether due because of stated maturity, acceleration, mandatory prepayment, or otherwise) and to induce the Lenders to make the Loans, the Security Provider grants to the Collateral Agent for the benefit of the Finance Parties a continuing security interest in the Collateral.

3.2	General

(a)	All the Security created under this Agreement:

(i)	is continuing security for the irrevocable and indefeasible payment in full of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part;

(ii)	is in addition to, and not in any way prejudiced by, any other security now or subsequently held by any Finance Party.

(b)	If, at any time for any reason (including the bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of the Security Provider or any other Obligor or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, the Security Provider or any other Obligor or any of their respective properties), any payment received by the Collateral Agent or any other Finance Party in respect of the Secured Liabilities is rescinded or avoided or must otherwise be restored or returned by the Collateral Agent or any other Finance Party, that payment will not be considered to have been made for purposes of this Agreement, and this Agreement will continue to be effective or will be reinstated, if necessary, as if that payment had not been made.

(c)	This Agreement is enforceable against the Security Provider to the maximum extent permitted by the fraudulent transfer laws.

4.	PERFECTION AND FURTHER ASSURANCES

4.1	General perfection

The Security Provider must take, at its own expense, promptly, and in any event within any applicable time limit:

(a)	whatever action is necessary or desirable; and

(b)	any action which the Collateral Agent or any other Finance Party may require,

to ensure that this Security is as of the first Drawdown Date, and will continue to be until the end of the Security Period, a validly created, attached, enforceable and perfected first priority (except to the extent priority is affected as a result of a Permitted Encumbrance) continuing security interest in the Collateral, in all relevant jurisdictions, securing payment and performance of the Secured Liabilities.

This includes the giving of any notice, order or direction, the making of any filing or registration, the passing of any resolution and the execution and delivery of any documents or agreements which the Collateral Agent may think expedient.

4.2	Filing of financing statements

(a)	The Security Provider authorizes the Collateral Agent to prepare and file, at the Security Provider’s expense:

(i)	financing statements describing the Collateral;

(ii)	continuation statements; and

(iii)	any amendment in respect of those statements.

(b)	The Security Provider expressly authorizes the Collateral Agent, if it so elects, to file financing statements with the collateral description “all assets of the Security Provider”, “all personal property of the Security Provider” or other words to that effect.

(c)	Promptly after filing an initial financing statement in respect of the Collateral, the Security Provider must provide the Collateral Agent with an official report from the Secretary of State of each Relevant State indicating that the Collateral Agent’s security interest is prior to all other security interests or other interests reflected in the report.

4.3	Control

(a)	The Security Provider and each other necessary party have entered into appropriate Control Agreements with the Collateral Agent and have taken all other actions necessary for the Collateral Agent to have control of any Collateral consisting of:

(i)	deposit accounts;

(ii) (iii) (iv)	investment property; letter-of-credit rights; and electronic chattel paper.

(b)	If, after the date of this Agreement, the Security Provider acquires Collateral consisting of any of the Collateral listed in paragraph (a) above, and the new Collateral is not covered by an existing Control Agreement, the Security Provider must enter into a Control Agreement in respect of that new Collateral and take all other actions necessary for the Collateral Agent to have control of the new Collateral.

4.4	Delivery of Possessory Collateral

(a)	The Security Provider has delivered to the Collateral Agent (or as directed by the Collateral Agent) the originals of all Possessory Collateral existing on the date of this Agreement.

(b)	The Security Provider must deliver to the Collateral Agent (or as directed by the Collateral Agent), immediately upon receipt, originals of any other Possessory Collateral arising or acquired by the Security Provider after the date of this Agreement.

(c)	All Possessory Collateral delivered under this Agreement will be either:

(i)	duly endorsed and in suitable form for transfer by delivery; or

(ii)	accompanied by undated instruments of transfer endorsed in blank,

as directed by the Collateral Agent, and in form and substance satisfactory to the Collateral Agent.

(d)	Until the end of the Security Period, the Collateral Agent will hold (directly or through an agent) all Possessory Collateral and related instruments of transfer delivered to it.

4.5	Notice of security interest
(a)	(i)	The Security Provider has executed an
Assignment Notice in respect of each
account, contract or agreement
identified in Schedule 4 (Contracts
Requiring Consent and Counterparties
to Contracts being Assigned) and
delivered each of these notices to the
appropriate account debtors and
contract parties identified in
Schedule 4 (Contracts Requiring
Consent and Counterparties to
Contracts being Assigned).

(ii)	The Security Provider must use its best efforts to cause each of the account debtors and contract parties identified in Schedule 4 (Contracts Requiring Consent and Counterparties to Contracts being Assigned) to deliver to the Collateral Agent an Assignment Acknowledgement within 30 days of the date of this Agreement.

(iii)	The Security Provider must give notice to the Collateral Agent of each material account, contract or agreement entered into after the date of this Agreement, and at the Collateral Agent’s request must:

(A)	send an Assignment Notice to the relevant account debtor or contract party; and

(B)	use its best efforts to cause that account debtor or contract party to deliver a signed Assignment Acknowledgement promptly to the Collateral Agent.

(b)	(i) Upon the occurrence of an Event of Default, the Security Provider must execute an Assignment Notice in respect of each material account, contract or agreement not identified in Schedule 4 (Contracts Requiring Consent and Counterparties to Contracts being Assigned) and must deliver each of these notices to the appropriate account debtors and contract parties.

(ii)	The Security Provider must use its best efforts to cause each of the account debtors and contract parties to deliver to the Collateral Agent an Assignment Acknowledgement within 20 days of the occurrence of an Event of Default.

(c)	(i) The Security Provider has executed and delivered to each Bailee a Bailee Notice. The Security Provider must cause each Bailee to deliver to the Collateral Agent a Bailee Acknowledgement within 30 days of the date of this Agreement.

(ii)	If any Bailee fails to deliver a Bailee Acknowledgement within that period, the Security Provider must immediately take possession of all Collateral held by that Bailee.

(iii)	After the date of this Agreement the Security Provider will not permit any Bailee to hold Collateral unless it has delivered a Bailee Notice to that Bailee and the Collateral Agent has received from that Bailee a signed Bailee Acknowledgement.

4.6	Perfection — special steps for tangible chattel paper

(a)	The Security Provider must mark conspicuously each item of Collateral consisting of tangible chattel paper with a legend, in form and substance satisfactory to the Collateral Agent, indicating that it is the original and that it is subject to a security interest in favor of the Collateral Agent. Upon the Collateral Agent’s request, the Security Provider must deliver to the Collateral Agent the originals of all tangible chattel paper.

(b)	The Security Provider agrees that it will permit no copies of tangible chattel paper which are not legended in accordance with paragraph (a) above to be marked “original” or “chattel paper” or with words of similar import. The Security Provider further agrees that it will permit no person other than the Security Provider to have possession of any tangible chattel paper.

4.7	Further assurances

(a)	The Security Provider must take, at its own expense, promptly, and in any event within any applicable time limit, whatever action the Collateral Agent may require for:

(i)	creating, attaching, perfecting and protecting, and maintaining the priority of, any security interest intended to be created by this Agreement;

(ii)	facilitating the enforcement of this Security or the exercise of any right, power or discretion exercisable by the Collateral Agent or any of its delegates or sub-delegates in respect of any Collateral;

(iii)	obtaining possession of any Possessory Collateral and control of any Collateral described in Clause 4.3 (Control); and

(iv)	facilitating the assignment or transfer of any rights and/or obligations of the Collateral Agent or any other Finance Party under this Agreement.

This includes the execution and delivery of any transfer, assignment or other agreement or document, whether to the Collateral Agent or its nominee, which the Collateral Agent may think expedient.

(b)	The Security Provider irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as the Security Provider’s true and lawful attorney-in-fact, in the Security Provider’s name or in the Collateral Agent’s name or otherwise, and at the Security Provider’s expense, to take any of the actions referred to in paragraph (a) above without notice to or the consent of the Security Provider. This power of attorney is a power coupled with an interest and cannot be revoked. The Security Provider ratifies and confirms all actions taken by the Collateral Agent or its agents under this power of attorney.

5.	SURETYSHIP PROVISIONS

5.1	Nature of Security Provider’s obligations

(a)	The Security Provider’s obligations under this Agreement are independent of any obligation of the Obligors or any other person.

(b)	A separate action or actions may be brought and prosecuted against the Security Provider under this Agreement.

(c)	The Collateral Agent may enforce its rights under this Agreement, whether or not any action is brought or prosecuted against the Obligors or any other person and whether or not the Obligors or any other person is joined in any action under this Agreement.

5.2	Waiver of defenses

(a)	The obligations of the Security Provider under this Agreement will not be affected by, and the Security Provider irrevocably waives any defense it might have by virtue of, any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Agreement (whether or not known to it or any Finance Party). This includes:

(i)	any time, forbearance, extension or waiver granted to, or composition or compromise with, another person;

(ii)	any taking, variation, compromise, exchange, renewal or release of, or any refusal or failure to perfect or enforce, any rights against, or security over assets of, any person;

(iii)	any non presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv)	any disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any person;

(v)	any amendment, restatement or novation (however fundamental) of a Finance Document or any other document, guaranty or security ;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document, guaranty or security, the intent of the parties being that the Collateral Agent’s security interest in the Collateral and the Security Provider’s obligations under this Agreement are to remain in full force and be construed accordingly, as if there were no unenforceability, illegality or invalidity;

(vii)	any avoidance, postponement, discharge, reduction, non provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any bankruptcy, insolvency, receivership, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation is for the purposes of the Security Provider’s obligations under this Agreement construed as if there were no such circumstance; or

(viii)	the acceptance or taking of other guaranties or security for the Secured Liabilities, or the settlement, release or substitution of any guaranty or security or of any endorser, guarantor or other obligor in respect of the Secured Liabilities.

(b)	The Security Provider unconditionally and irrevocably waives (to the extent such waiver is not prohibited by applicable law):

(i)	diligence, presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, notice of the creation or incurring of new or additional indebtedness of the Obligors to the Collateral Agent or the other Finance Parties, notice of acceptance of this Agreement, and notices of any other kind whatsoever;

(ii)	the filing of any claim with any court in the event of a receivership, insolvency or bankruptcy;

(iii)	the benefit of any statute of limitations affecting any Obligor’s obligations under the Finance Documents or the Security Provider’s obligations under this Agreement or the enforcement of this Agreement or the Collateral Agent’s security interest in the Collateral; and

(iv)	any offset or counterclaim or other right, defense, or claim based on, or in the nature of, any obligation now or later owed to the Security Provider by the Obligors, the Collateral Agent or any other Finance Party.

(c)	The Security Provider irrevocably and unconditionally authorizes the Collateral Agent and the other Finance Parties to take any action in respect of the Secured Liabilities or any collateral or guaranties securing them or any other action that might otherwise be deemed a legal or equitable discharge of a surety, without notice to or the consent of the Security Provider and irrespective of any change in the financial condition of any Obligor.

5.3	Immediate recourse

The Security Provider waives any right it may have of first requiring the Collateral Agent or any other Finance Party (or any trustee or agent on their behalf) to proceed against or enforce any other rights, security or other guaranty or claim payment from any person before claiming from the Security Provider under this Agreement and enforcing the Collateral Agent’s security interest in the Collateral.

5.4	Appropriations

Until the expiry of the Security Period, the Collateral Agent and each other Finance Party (or any trustee or agent on their behalf) may:

(a)	refrain from applying or enforcing any other moneys, security, guaranties or rights held or received by the Collateral Agent or that other Finance Party (or any trustee or agent on their behalf) in respect of the Secured Liabilities;

(b)	apply and enforce them in such manner and order as it sees fit (whether against the Secured Liabilities or otherwise); and

(c)	hold in a suspense account any moneys received from any realization of the Collateral, from the Security Provider or on account of the Security Provider’s liability under this Agreement or any other Finance Document, without liability to pay interest on those moneys.

5.5	Non competition
Unless:

(a)	the Security Period has expired, or

(b)	the Collateral Agent otherwise directs in writing:

the Security Provider will not, after a claim has been made by the Collateral Agent or any other Finance Party against the Security Provider or any other Obligor, or by virtue of any payment or performance by the Security Provider under this Agreement:

(i)	be subrogated to any rights, security or moneys held, received or receivable by the Collateral Agent or any other Finance Party (or any trustee or agent on their behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Security Provider’s liability under this Agreement or any other Finance Document;

(iii)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with the Collateral Agent or any other Finance Party (or any trustee or agent on their behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set off as against any Obligor.

The Security Provider must hold in trust for and immediately pay or transfer to the Collateral Agent (or as directed by the Collateral Agent) for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Subclause or in accordance with any directions given by the Collateral Agent under this Subclause.

5.6	Waiver of subrogation

Notwithstanding any provision to the contrary in any guaranty given by the Security Provider in respect of the Secured Liabilities, the Security Provider:

(a)	irrevocably and unconditionally waives, until the end of the Security Period, for the benefit of the Collateral Agent and the other Finance Parties; and

(b)	agrees not to claim or assert after the Collateral Agent has exercised its rights under Clause 8 (When Security becomes enforceable),

any right of subrogation, contribution or indemnity it may have against any Obligor as a result of any payment under that guaranty or in respect of the Secured Liabilities.

5.7	Election of remedies

(a)	The Security Provider understands that the exercise by the Collateral Agent and the other Finance Parties of certain rights and remedies contained in the Finance Documents may affect or eliminate the Security Provider’s right of subrogation and reimbursement against the Obligors and that the Security Provider may therefore incur a partially or totally non-reimbursable liability under this Agreement.

(b)	The Security Provider expressly authorizes the Collateral Agent and the other Finance Parties to pursue their rights and remedies with respect to the Secured Liabilities in any order or fashion they deem appropriate, in their sole and absolute discretion.

(c)	The Security Provider waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution, or subrogation or any other rights or remedies of the Security Provider against any Obligor, any other person or any security, whether resulting from any election of rights or remedies by the Collateral Agent or the other Finance Parties, or otherwise.

5.8	Information concerning the Obligors

(a)	The Security Provider represents and warrants to the Collateral Agent and the other Finance Parties that the Security Provider is affiliated with each Obligor or is otherwise in a position to have access to all relevant information bearing on the present and continuing creditworthiness of each Obligor and the risk that any Obligor will be unable to pay the Secured Liabilities when due.

(b)	The Security Provider waives any requirement that the Collateral Agent or the other Finance Parties advise the Security Provider of information known to the Collateral Agent or any other Finance Party regarding the financial condition or business of any Obligor, or any other circumstance bearing on the risk of non performance of the Secured Liabilities.

(c)	The Security Provider assumes sole responsibility for keeping itself informed of the financial condition and business of each Obligor.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Representations and warranties

The representations and warranties set out in this Clause are made by the Security Provider to each Finance Party.

6.2	The Security Provider

(a)	It is organized under the laws of the State of Delaware.

(b)	Its exact legal name, as it appears in the public records of its jurisdiction of incorporation or organization, is Process Software, LLC. It has not changed its name, whether by amendment of its organizational documents, reorganization, merger or otherwise, since its date of incorporation.

(c)	Its jurisdiction of incorporation does not issue organizational identification numbers.

(d)	Its chief executive office is located at 959 Concord Street, Framingham, MA 01701. The Security Provider has not changed its chief executive office within the past five years.

(e)	It keeps at its address indicated in Clause 18 (Notices) its corporate records and all records, documents and instruments constituting, relating to or evidencing Collateral, except for the Possessory Collateral delivered to the Collateral Agent in compliance with Clause 4.4 (Delivery of Possessory Collateral).

6.3	The Collateral

(a)	It has exclusive possession and control of all Collateral except for:

(i)	Collateral subject to a Control Agreement in compliance with Clause 4.3 (Control); and

(ii)	Possessory Collateral delivered to the Collateral Agent in compliance with Clause 4.4 (Delivery of Possessory Collateral); and

(iii)	Collateral held by a Bailee which has delivered to the Collateral Agent a Bailee Acknowledgement covering that Collateral in accordance with Clause 4.5(b) (Notice of security interest).

(b)	Except as permitted under the Credit Agreement:

(i)	it is the sole legal and beneficial owner of, and has the power to transfer and grant a security interest in, the Collateral;

(ii)	none of the Collateral is subject to any Lien other than the Collateral Agent’s security interest;

(iii)	it has not agreed or committed to sell, assign, pledge, transfer, license, lease or encumber any of the Collateral, or granted any option, warrant or right with respect to any of the Collateral; and

(iv)	no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect is on file or of record with respect to any Collateral, except for those that create, perfect or evidence the Collateral Agent’s security interest.

(c)	All Collateral consisting of goods is located solely in the States listed in Schedule 5 (States in which Collateral Consisting of Goods is Located).

(d)	No litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, involving or affecting the Collateral, and none of the Collateral is subject to any order, writ, injunction, execution or attachment.

6.4	No liability

(a)	Its rights, interests, liabilities and obligations under contractual obligations that constitute part of the Collateral are not affected by this Agreement or the exercise by the Collateral Agent of its rights under this Agreement;

(b)	neither the Collateral Agent nor any other Finance Party, unless it expressly agrees in writing, will have any liabilities or obligations under any contractual obligation that constitutes part of the Collateral as a result of this Agreement, the exercise by the Collateral Agent of its rights under this Agreement or otherwise; and

(c)	neither the Collateral Agent nor any other Finance Party has or will have any obligation to collect upon or enforce any contractual obligation or claim that constitutes part of the Collateral, or to take any other action with respect to the Collateral.

6.5	Times for making representations and warranties

(a)	The representations and warranties set out in this Agreement (including in this Clause) are made on the date of this Agreement.

(b)	Unless a representation and warranty is expressed to be given at a specific date, all representations and warranties under this Agreement are deemed to be repeated by the Security Provider on the date of each Request and the first day of each Term during the Security Period with reference to the facts and circumstances then existing.

(c)	When representations and warranties are repeated, they are applied to the circumstances existing at the time of repetition.

(d)	The representations and warranties of the Security Provider contained in this Agreement or made by the Security Provider in any certificate, notice or report delivered under this Agreement will survive each Drawdown Date, the making and repayment of the Loans, and any novation, transfer or assignment of the Loans.

7.	UNDERTAKINGS

7.1	Undertakings
7.2	The Security Provider agrees to be bound by the covenants set out in this Clause. The Security Provider

(a)	Except as expressly permitted by the Credit Agreement, the Security Provider:

(i)	must preserve its corporate existence and will not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

(ii)	must not change the jurisdiction of its incorporation or organization;

(iii)	must not change its name without providing the Collateral Agent with 30 days’ prior written notice; and

(iv)	must keep at its address indicated in Clause 18 (Notices) its corporate records and all records, documents and instruments constituting, relating to or evidencing Collateral, except for the Possessory Collateral delivered to the Collateral Agent in compliance with Clause 4.4 (Delivery of Possessory Collateral).

(b)	The Security Provider permits the Collateral Agent and its agents and representatives, during normal business hours and upon reasonable notice, to inspect the Collateral, to examine and make copies of and abstracts from the records referred to in paragraph (a)(iv) above, and to discuss matters relating to the Collateral directly with the Security Provider’s officers and employees.

(c)	At the Collateral Agent’s request, the Security Provider must provide the Collateral Agent with any information concerning the Collateral that the Collateral Agent may reasonably request.

7.3	The Collateral

(a)	Except as expressly permitted by the Credit Agreement or this Agreement, the Security Provider:

(i)	must maintain sole legal and beneficial ownership of the Collateral;

(ii)	must not permit any Collateral to be subject to any Lien other than the Collateral Agent’s security interest and must at all times warrant and defend the Collateral Agent’s security interest in the Collateral against all other Liens and claimants;

(iii)	must not sell, assign, transfer, pledge, license, lease or encumber, or grant any option, warrant, or right with respect to, any of the Collateral, or agree or contract to do any of the foregoing;

(iv)	must not waive, amend or terminate, in whole or in part, any accessory or ancillary right or other right in respect of any Collateral; and

(v)	must not take any action which would result in a reduction in the value of any Collateral.

(b)	The Collateral must remain personal property at all times. The Security Provider may not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

(c)	The Security Provider must pay when due (and in any case before any penalties are assessed or any Lien is imposed on any Collateral) all taxes, assessments and charges imposed on or in respect of Collateral and all claims against the Collateral, including claims for labor, materials and supplies.

(d)	In any suit, legal action, arbitration or other proceeding involving the Collateral or the Collateral Agent’s security interest, the Security Provider must take all lawful action to avoid impairment of the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement or the imposition of a Lien on any Collateral.

7.4	Notices

(a)	The Security Provider must give the Collateral Agent prompt notice of the occurrence of any of the following events:

(i)	any pending or threatened claim, suit, legal action, arbitration or other proceeding involving or affecting the Security Provider or any Collateral which could reasonably be expected to impair the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement or result in the imposition of a Lien on any Collateral;

(ii)	any loss or damage to any material portion of the Collateral; or

(iii)	any representation or warranty contained in this Agreement is or becomes untrue, incorrect or incomplete in any material respect.

(b)	Each notice delivered under this Clause, must include:

(i)	reasonable details about the event; and

(ii)	the Security Provider’s proposed course of action.

Delivery of a notice under this Clause does not affect the Security Provider’s obligations to comply with any other term of this Agreement.

8.	WHEN SECURITY BECOMES ENFORCEABLE

This Security may be enforced by the Collateral Agent at any time after an Event of Default has occurred.

9.	ENFORCEMENT OF SECURITY

9.1	Events of Default
Each of the events set out in this Subclause is an Event of Default.

(a)	The Security Provider does not comply with Clause 7.3(a) (The Collateral);

(b)	The Security Provider does not comply with any other term of this Agreement or any Control Agreement unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 20 days of the Collateral Agent giving notice to the Security Provider;

(c)	a representation or warranty made or repeated in this Agreement or any Control Agreement, is untrue or incorrect in any material aspect when made or deemed to be repeated;

(d)	any attachment, execution or levy is made in respect of any part of the Collateral; or

(e)	an “Event of Default” (as that term is defined in the Credit Agreement) occurs.

9.2	General

(a)	After this Security has become enforceable, the Collateral Agent may immediately, in its absolute discretion, exercise any right under:

(i)	applicable law; or

(ii)	this Agreement,

to enforce all or any part of the Security in respect of any Collateral in any manner or order it sees fit.

(b)	This includes:

(i)	any rights and remedies available to the Collateral Agent under applicable law and under the UCC (whether or not the UCC applies to the affected Collateral and regardless of whether or not the UCC is the law of the jurisdiction where the rights or remedies are asserted) as if those rights and remedies were set forth in this Agreement in full;

(ii)	transferring or assigning to, or registering in the name of, the Collateral Agent or its nominees any of the Collateral;

(iii)	exercising any consent and other rights relating to any Collateral;

(iv)	performing or complying with any contractual obligation that constitutes part of the Collateral;

(v)	receiving, endorsing, negotiating, executing and delivering or collecting upon any check, draft, note, acceptance, chattel paper, account, instrument, document, letter of credit, contract, agreement, receipt, release, bill of lading, invoice, endorsement, assignment, bill of sale, deed, security, share certificate, stock power, proxy, or instrument of conveyance or transfer constituting or relating to any Collateral;

(vi)	asserting, instituting, filing, defending, settling, compromising, adjusting, discounting or releasing any suit, action, claim, counterclaim, right of set-off or other right or interest relating to any Collateral;

(vii)	executing and delivering acquittances, receipts and releases in respect of Collateral; and

(viii)	exercising any other right or remedy available to the Collateral Agent under the other Finance Documents or any other agreement between the parties.

9.3	Collections after an Event of Default

(a)	If an Event of Default occurs and is continuing, the Security Provider must hold all funds and other property received or collected in respect of the Collateral in trust for the Collateral Agent, and must keep these funds and this other property segregated from all other funds and property so as to be capable of identification.

(b)	The Security Provider must deliver those funds and that other property to the Collateral Agent in the identical form received, properly endorsed or assigned when required to enable the Collateral Agent to complete collection.

(c)	After the occurrence and during the continuation of an Event of Default, the Security Provider may not settle, compromise, adjust, discount or release any claim in respect of Collateral and must not accept any returns of merchandise other than in the ordinary course of business.

9.4	Collateral Agent’s rights upon default

(a)	The Security Provider irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as the Security Provider’s true and lawful attorney-in-fact, in the Security Provider’s name or in the Collateral Agent’s name or otherwise, and at the Security Provider’s expense, to take any of the actions authorized by this Agreement or permitted under applicable law upon the occurrence and during the continuation of an Event of Default, without notice to or the consent of the Security Provider. This power of attorney is a power coupled with an interest and cannot be revoked. The Security Provider ratifies and confirms all actions taken by the Collateral Agent or its agents under this power of attorney.

(b)	The Security Provider agrees that 10 days notice shall constitute reasonable notice in connection with any sale, transfer or other disposition of Collateral.

(c)	The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral.

(d)	The grant to the Collateral Agent under this Agreement of any right, power or remedy does not impose upon the Collateral Agent any duty to exercise that right, power or remedy. The Collateral Agent will have no obligation to take any steps to preserve any claim or other right against any person or with respect to any Collateral.

(e)	The Security Provider bears the risk of loss, damage, diminution in value, or destruction of the Collateral.

(f)	The Collateral Agent will have no responsibility for any act or omission of any courier, bailee, broker, bank, investment bank or any other person chosen by it with reasonable care.

(g)	The Collateral Agent makes no express or implied representations or warranties with respect to any Collateral or other property released to the Security Provider or its successors and assigns.

(h)	The Security Provider agrees that the Collateral Agent will have met its duty of care under applicable law if it holds, maintains and disposes of Collateral in the same manner that it holds, maintains and disposes of property for its own account.

(i)	Except as set forth in this Clause or as required under applicable law, the Collateral Agent will have no duties or obligations under this Agreement or otherwise with respect to the Collateral.

(j)	The sale, transfer or other disposition under this Agreement of any right, title, or interest of the Security Provider in any item of Collateral will:

(i)	operate to divest the Security Provider permanently and all persons claiming under or through the Security Provider of that right, title, or interest, and

(ii)	be a perpetual bar, both at law and in equity, to any claims by the Security Provider or any person claiming under or through the Security Provider

9.5	with respect to that item of Collateral. No marshaling

(a)	The Collateral Agent need not, and the Security Provider irrevocably waives and agrees that it will not invoke or assert any law requiring the Collateral Agent to:

(i)	attempt to satisfy the Secured Liabilities by collecting them from any other person liable for them; or

(ii)	marshal any security or guarantee securing payment or performance of the Secured Liabilities or any particular asset of the Security Provider.

(b)	The Collateral Agent may release, modify or waive any collateral or guarantee provided by any other person to secure any of the Secured Liabilities, without affecting the Collateral Agent’s rights against the Security Provider.

10.	APPLICATION OF PROCEEDS

Any moneys received in connection with the Collateral by the Collateral Agent after this Security has become enforceable must be applied in the following order of priority:

(a)	first, in or towards payment of or provision for all costs and expenses incurred by the Collateral Agent or any other Finance Party in connection with the enforcement of this Security;

(b)	second, in or towards payment of, or provision for, the Secured Liabilities; and

(c)	third, in payment of the surplus (if any) to the Security Provider or any other person entitled to it under applicable law.

This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Finance Party to recover any shortfall from the Security Provider.

11.	EXPENSES AND INDEMNITY

(a)	The Security Provider must pay immediately on demand to the Collateral Agent all costs and expenses incurred by the Collateral Agent any other Finance Party, attorney, manager, delegate, sub-delegate, agent or other person appointed by the Collateral Agent under this Agreement for the purpose of enforcing its rights under this Agreement. This includes:

(i)	costs of foreclosure and of any transfer, disposition or sale of Collateral;

(ii)	costs of maintaining or preserving the Collateral or assembling it or preparing it for transfer, disposition or sale;

(iii)	costs of obtaining money damages; and

(iv)	fees and expenses of attorneys employed by the Collateral Agent for any purpose related to this Agreement or the Secured Liabilities, including consultation, preparation and negotiation of any amendment or restructuring, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

(b)	The Security Provider must indemnify and keep indemnified the Collateral Agent, the other Finance Parties and their respective affiliates, directors, officers, representatives and agents from and against all claims, liabilities, obligations, losses, damages, penalties, judgments, costs and expenses of any kind (including attorney’s fees and expenses) which may be imposed on, incurred by or asserted against any of them by any person (including any Finance Party) in any way relating to or arising out of:

(i)	this Agreement;

(ii) (iii) (iv)	the Collateral; the Collateral Agent’s security interest in the Collateral; any Event of Default;

(v)	any action taken or omitted by the Collateral Agent under this Agreement or any exercise or enforcement of rights or remedies under this Agreement; or

(vi)	any transfer sale or other disposition of or any realization on Collateral.

(c)	The Security Provider will not be liable to an indemnified party to the extent any liability results from that indemnified party’s gross negligence or willful misconduct. Payment by an indemnified party will not be a condition precedent to the obligations of the Security Provider under this indemnity.

(d)	This Clause survives the initial Drawdown Date, the making and repayment of the Loans, any novation, transfer or assignment of the Loans and the termination of this Agreement.

12.	DELEGATION

12.1	Power of attorney

The Collateral Agent may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under or in connection with this Agreement.

12.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Collateral Agent may think fit.

13.	EVIDENCE AND CALCULATIONS

In the absence of manifest error, the records of the Collateral Agent are conclusive evidence of the existence and the amount of the Secured Liabilities.

14.	CHANGES TO THE PARTIES

14.1	Security Provider

The Security Provider may not assign, delegate or transfer any of its rights or obligations under this Agreement without the consent of the Lenders, and any purported assignment, delegation or transfer in violation of this provision shall be void and of no effect.

14.2	Collateral Agent

(a)	The Collateral Agent may assign or transfer its rights and obligations under this Agreement in the manner permitted under the Credit Agreement.

(b)	The Security Provider waives and will not assert against any assignee of the Collateral Agent any claims, defenses or set-offs which the Security Provider could assert against the Collateral Agent except for defenses which cannot be waived under applicable law.

14.3	Successors and assigns

This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Security Provider and the Collateral Agent.

15.	MISCELLANEOUS

15.1	Amendments and waivers

Any term of this Agreement may be amended or waived only by the written agreement of the Security Provider and the Collateral Agent.

15.2	Waivers and remedies cumulative

(a)	The rights and remedies of the Collateral Agent under this Agreement:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under applicable law; and

(iii)	may be waived only in writing and specifically.

(b)	Delay in exercising, or non-exercise, of any right or remedy under this Agreement is not a waiver of that right or remedy.

15.3	Counterparts

This Agreement may be executed in counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

16.	SEVERABILITY

If any term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other term of this Agreement.

17.	RELEASE

At the end of the Security Period, the Collateral Agent must, at the request and cost of the Security Provider, take whatever action is necessary to release the Collateral from this Security.

18.	NOTICES

18.1	Notices

Any communication in connection with this Agreement must be in writing and, unless otherwise stated, must be given in person or by fax.

18.2	Contact details

(a)	The contact details of the Security Provider for this purpose are:

Address:	151 Railroad Avenue
Greenwich, CT 06830
Fax:	203-422-5329
Attention:	Chief Legal Officer and Chief Executive Officer

(b)	The contact details of the Collateral Agent for this purpose are:

Address:	Fortress Credit Corp.
1251 Avenue of the Americas
New York, NY 10020
Fax:	212-798-4608
Attention:	John King

(c)	Either party may change its contact details by giving five Business Days’ notice to the other party.

(d)	Where a party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

18.3	Effectiveness

(a)	Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if by fax, when sent with confirmation of transmission.

(b)	A communication given under this Clause but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

19.	GOVERNING LAW

This Agreement , the relationship between the Security Provider and the Finance Parties and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any particular Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

20.	ENFORCEMENT

20.1	Jurisdiction

(a)	For the benefit of the Collateral Agent, the Security Provider agrees that any New York State court or Federal court sitting in the City and County of New York has jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of those courts.

(b)	The Security Provider:

(i)	waives objection to the New York State and Federal courts on grounds of personal jurisdiction, inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(ii)	agrees that a judgment or order of a New York State or Federal court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

(c)	Nothing in this Clause limits the right of the Collateral Agent or any other Finance Party to bring proceedings against the Security Provider in connection with this Agreement:

(i)	in any other court of competent jurisdiction; or

(ii)	concurrently in more than one jurisdiction.

20.2	Service of Process

The Security Provider consents to the service of process relating to any proceedings by a notice given in accordance with Clause 18 (Notices) above.

20.3	Complete Agreement

This Agreement and the other Finance Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

20.4	Waiver of Jury Trial

THE SECURITY PROVIDER AND THE SECURITY AGENT (FOR ITSELF AND ON BEHALF OF THE OTHER FINANCE PARTIES) WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

The undersigned, intending to be legally bound, have executed and delivered this Agreement on the date stated at the beginning of this Agreement.

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 2

PATENTS, TRADEMARKS AND COPYRIGHTS

Process Software, LLC

Product
Multinet
TCPWare
SSH for OpenVMS
PreciseMail Anti-Spam Gateway
PMDF Internet Messaging

Annual Software Support Services
Consulting Services

PreciseMail Filtering Service

PreciseMail Web Access

Mark	Jurisdiction	Serial No.
MULTINET[1]	CTM	845859
MULTINET	USA	73467160
SECURE/IP	USA	74583012
TCPWARE	USA	75352499

SCHEDULE 3

CONTRACTUAL RESTRICTIONS

None.

SCHEDULE 4

CONTRACTS REQUIRING CONSENT AND COUNTERPARTIES TO CONTRACTS BEING ASSIGNED

None.

SCHEDULE 5

STATES IN WHICH COLLATERAL CONSISTING OF GOODS IS LOCATED

None.

SIGNATORIES

Security Provider

PROCESS SOFTWARE, LLC

By: /s/ Ernest C. Mysogland

Name: Ernest C. Mysogland

An authorized officer

Collateral Agent

FORTRESS CREDIT CORP.

By: /s/ Marc K. Furstein
Name: Marc K. Furstein
Title: Chief Operating Officer

EXHIBIT 1

FORM OF ASSIGNMENT NOTICE

[on the letterhead of the Security Provider]

From: To: Copy:	PROCESS SOFTWARE, LLC [COUNTERPARTY] FORTRESS CREDIT CORP.

[DATE]

Ladies and Gentlemen,

Re: [describe Contract] (the Contract)

1.	Notice

We give you notice that we have granted to FORTRESS CREDIT CORP. (the Collateral Agent) a first-priority security interest in all of our rights and interests under the Contract.

2.	Rights under the Contract

Until you receive a notice or instruction from the Collateral Agent to the contrary (an Enforcement Notice), we may exercise all our rights and powers under the Contract. After the Collateral Agent has delivered to you an Enforcement Notice, the Collateral Agent will have the exclusive right to exercise all of our rights and powers under the Contract. In particular, after the delivery of an Enforcement Notice, you are to pay all sums due under the Contract only as directed by the Collateral Agent. If there is a conflict between instructions you receive from us and instructions you receive from the Collateral Agent, you are to follow the Collateral Agent’s instructions.

3.	Authorization

We irrevocably instruct and authorize you, from and after the date of this letter, to:

(a)	disclose to the Collateral Agent any information relating to the Contract which the Collateral Agent may request;

(b)	comply with the terms of any notice or instruction you receive from the Collateral Agent relating to the Contract; and

(c)	send copies of any notices and other information required or permitted to be sent to us under the Contract to the Collateral Agent as follows:

Fortress Credit Corp.

1251 Avenue of the Americas

New York, NY 10020 Fax:212-798-4608 Attention:	John King

4.	Amendments

The instructions in this letter may not be revoked or amended without the prior written consent of the Collateral Agent.

5.	Acknowledgement

We request that you indicate your agreement to the terms of this notice by signing and returning to the Collateral Agent and to us copies of the acknowledgement that is attached.

Yours faithfully,

PROCESS SOFTWARE, LLC

(Authorized signatory)

By:
Title:

EXHIBIT 2

FORM OF ASSIGNMENT ACKNOWLEDGEMENT

[on the letterhead of the Counterparty]

From: To:	[COUNTERPARTY] FORTRESS CREDIT CORP. and PROCESS SOFTWARE, LLC

[DATE]

Ladies and Gentlemen:

Re: [describe the Contract] [the Contract]

1.	We confirm that we have received from PROCESS SOFTWARE, LLC (the Security Provider) a notice dated [ ] (the Notice) informing us that the Security Provider has granted to FORTRESS CREDIT CORP. (the Collateral Agent) a first-priority security interest in all of its rights and interests under the Contract.

2.	We also confirm that:

(a)	we accept the instructions and authorizations contained in the Notice and undertake to comply with the terms of the Notice;

(b)	we have not received notice of any other assignment of the Contract or of any interest or claim of any third party in or to the Contract; and

(c)	we will comply with all notices and instructions we receive from the Collateral Agent, and after our receipt of the Enforcement Notice referred to in the Notice, we will pay sums due under the Contract only as directed by the Collateral Agent.

Yours faithfully,

[COUNTERPARTY]

(Authorized signatory)

By:
Title:

EXHIBIT 3

FORM OF BAILEE NOTICE

[on letterhead of Process Software, LLC]

From: To: Copy:	PROCESS SOFTWARE, LLC [BAILEE] FORTRESS CREDIT CORP.

[DATE]

Ladies and Gentlemen:

1.	Notice

We give you notice that we have granted a first-priority security interest to FORTRESS CREDIT CORP. (the Collateral Agent) in all property (the Property) belonging to us that is now or later in the your possession, including without limitation the following:

[SPECIFY PROPERTY]].

2.	The Property

Until you receive a notice or instruction from the Collateral Agent to the contrary (an Enforcement Notice), we may exercise all rights with respect to the Property. After the Collateral Agent has delivered to you an Enforcement Notice, the Collateral Agent will have the exclusive right to exercise all of our rights and powers with respect to the Property. If there is a conflict between instructions you receive from us and instructions you receive from the Collateral Agent, you are to follow the Collateral Agent’s instructions.

3.	Authorization

We irrevocably direct you to hold possession of the Property for the Collateral Agent’s benefit. In addition, we irrevocably instruct and authorize you, without any further authorization from us or notice to us, from and after the date of this letter, to:

(a)	disclose to the Collateral Agent any information relating to the Property which the Collateral Agent may request;

(b)	comply with the terms of any notice or instructions you receive from the Collateral Agent relating to the Property, including without limitation, at the time or after you receive an Enforcement Notice, instructions from the Collateral Agent relating to the delivery of the Property;

(c)	permit the Collateral Agent and its agents and representatives, at any reasonable time and from time to time, to inspect the Property, to examine and make copies of and abstracts from your records concerning the Property and to discuss these records and other matters relating to the Property with the your officers and employees; and

(d)	send copies of any notices and other information required or permitted to be sent to us with respect to the Property to the Collateral Agent as follows:

Fortress Credit Corp.
1251 Avenue of the Americas
New York, NY 10020 Fax:	212-798-4608
Attention:	John King

4.	Amendments

The instructions in this letter may not be revoked or amended without the prior written consent of the Collateral Agent.

5.	Acknowledgement

We request that you indicate your agreement to the terms of this notice by signing and returning to the Collateral Agent and to us copies of the acknowledgment that is attached.

Yours faithfully,

PROCESS SOFTWARE, LLC

(Authorized signatory)

By:
Title:

EXHIBIT 4

FORM OF BAILEE ACKNOWLEDGEMENT

[on the letterhead of Bailee]

From:[BAILEE] To:FORTRESS CREDIT CORP. and PROCESS SOFTWARE, LLC Ladies and Gentlemen:

1.	We confirm that we have received from PROCESS SOFTWARE, LLC (the Security Provider) a notice dated [ ] (the Notice) stating that the Security Provider has granted to FORTRESS CREDIT CORP. (the Collateral Agent) a first-priority security interest in all property (the Property) belonging to the Security Provider that is now or later in the our possession.

2.	We confirm that we:

(a)	hold possession of the Property for the benefit of the Collateral Agent;

(b)	accept the instructions and authorizations contained in the Notice and undertake to comply with the terms of the Notice;

(c)	have not received notice of any claim or interest of any third party in or to the Property; and

(d)	will not deliver the Property to the Security Provider or any other person if we receive instructions from the Collateral Agent to the contrary.

Yours faithfully,

[BAILEE]

(Authorized signatory)

By:
Title:

1 MULTINET CTM mark is intended to replace a number of individual European registrations of the MULTINET. The European registrations are deemed inactive by the company and will lapse in due course.